UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As previously disclosed, on January 21, 2025, 5E Advanced Materials, Inc., a Delaware corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) at which the stockholders of the Company approved amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all outstanding shares of the Company’s common stock, at a ratio ranging from any whole number between 1-for-10 and 1-for-25, with the exact ratio as determined by the Board of Directors of the Company (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments. On February 3, 2025, the Board approved a reverse stock split of the Company’s common stock at a final ratio of 1-for-23 (the “Reverse Stock Split”) and abandoned all other amendments. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on February 14, 2025, following the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in substantially the form described and set forth in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on December 26, 2024 under Proposal 7 and Appendix C. The Company’s common stock is expected to commence trading on a split-adjusted basis when the markets open on February 18, 2025, under the existing trading symbol “FEAM.” The new CUSIP number for the common stock following the Reverse Stock Split will be 33830Q 208. The par value and other terms of the common stock will not be affected by the reverse stock split. The number of CHESS Depositary Interests (“CDIs”) in respect of the Company’s shares of common stock outstanding immediately prior to the effectiveness of the reverse stock split will be proportionately reduced by the final split ratio, subject to rounding. The 1:10 share-to-CDI ratio will not be affected by the reverse stock split.

No fractional shares will be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split) on February 14, 2025.

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a CDI holder would otherwise become entitled to a fraction of a CDI because the number of CDIs they hold before the Reverse Stock Split is not evenly divisible by the 1-for-23 ratio determined by the Board. In these circumstances, the depository nominee will be entitled to a cash payment in lieu thereof.

After the Reverse Stock Split, then-current stockholders or CDI holders would have no further interest in our Company with respect to their fractional shares or CDIs. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the reverse stock split and the trading of the Company’s common stock on a split-adjusted basis. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, as updated by the Company’s other filings with the SEC, including Form 10-Qs and Form 8-Ks, as well as in its filings with the Australian Securities Exchange. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	February 12, 2025	By:	/s/ Joshua Malm
Joshua Malm Chief Financial Officer, Treasurer and Corporate Secretary